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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                           KANA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                  77-0435679
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                                87 Encina Avenue
                              Palo Alto, CA 94301

                    (Address of Principal Executive Offices)


If this form relates to the              If this form relates to the
registration of a class of               registration of a class of securities
securities pursuant to Section           pursuant to Section 12(g) of the
12(b) of the Exchange Act and            Exchange Act and is effective
is effective pursuant to General         pursuant to General Instruction
Instruction A.(c), please check          A.(d), please check the following
the following box. [_]                   box. [X]



    Securities Act registration statement file number to which this form relates: 333-82587

                                                                 (If applicable)
     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered
     -------------------                          ------------------------------

        Not Applicable                                      Not Applicable


     Securities to be registered pursuant to Section 12(g) of the Act:

                                Common Stock
--------------------------------------------------------------------------------
                              (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          Incorporated herein by reference to the Description of Capital Stock section of the Registrant's Registration Statement on Form S-1 (File No. 333-82587).

Item 2.   Exhibits.
          --------

Exhibit
Number       Description
-------      -----------

1.1* Form of Underwriting Agreement among the Registrant, Goldman, Sachs & Co., Hambrecht & Quist LLC and Wit Capital Corporation.

4.1*         Form of Registrant's Specimen Common Stock Certificate.

4.3*         Form of Warrant for Connectify Investors.

23.1 Consent of KPMG LLP, Independent Auditors incorporated by reference to Exhibit 23.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-82587).

23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants - incorporated by reference to Exhibit 23.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-82587)

__________
* To be filed by subsequent amendment.


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                                  SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:   August 27, 1999                        /s/ Mark S. Gainey
                                               --------------------------
                                               Mark S. Gainey, President


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